CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Chris Nielsen, Chief Financial Officer of Redfin Corporation (the “Company”), certify pursuant to 18 U.S.C. Section 1350 that, to my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2021

/s/ Chris Nielsen
Chris Nielsen
Chief Financial Officer